Exhibit a.14

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST
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                          PHOENIX MULTI-PORTFOLIO FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of Phoenix Multi-Portfolio Fund, a Massachusetts business trust organized under a Declaration of Trust dated October 15, 1987, as amended from time to time, (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 25, 1999, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at duly held meetings of the Board of Trustees on August 25, 1999 and February 24,2000, at which a quorum was present, the Board of Trustees acting in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II, Section 2.2 and the authority conferred pursuant to Article III,
Section 3.1 and Article VI, Section 6.3 of said Declaration of Trust for the purpose of adding the Series designated "Phoenix-Seneca Tax Sensitive Growth Fund" and to further change the current Class X designation voted to amend said Trust effective on February 28, 2000, as follows:

         1) By deleting the first paragraph of Section 3.2 of Article 3 and by inserting in lieu of such paragraph the following paragraph:

                  "Without limiting the authority of the Trustees set forth in
                  Section 3.1 to establish and designate any further Series, the following six Series are hereby established and designated:
                  Phoenix-Goodwin Tax Exempt Bond Fund, Phoenix-Seneca Mid Cap Fund, Phoenix-Aberdeen International Fund, Phoenix-Duff & Phelps Real Estate Securities Fund, Phoenix-Goodwin Emerging Markets Bond Fund and Phoenix-Seneca Tax Sensitive Growth Fund", and

         2) By amending and restating Article III, Section 3.8 as follows:

                  Section 3.8 Multi-Class Distribution System. Without in any manner limiting the rights of the Trustees pursuant to Section 3.7, above, the Trustees hereby divide the Shares of each of the Series designated and hereafter to be designated by the Trustees pursuant to
         Section 3.2, above, as amended, into four classes. The classes of each such respective Series, so established, shall be designated as "Class A Shares", "Class B Shares", "Class C Shares" and "Class X Shares". The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall pertain to all Shares in each of the foregoing classes:

                 (a) The assets belonging to each class shall be invested in the same investment portfolio of the Trust.

                 (b) The dividends and distributions of investment income and capital gains with respect to each class shall be in such amounts as may be declared from time to time by the Trustees, and the dividends and distributions
                          of each class of a Series may vary from dividends and distributions of investment income and capital
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                          gains with respect to the other classes of that Series
                          to reflect differing allocations of the expenses of the Trust between the holders of the classes of such Series and any resultant differences between the net asset value per share of each class of such Series, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust among the classes of each Series shall be determined by the Trustees in a manner that is consistent with the order dated September 13, 1993 (Investment Company Act of 1940 Release No. IC-19706) issued by the Securities and Exchange Commission in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, Inc. et al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supercedes such order.

                 (c) Class A Shares (including fractional shares thereof) may be subject to an initial sales charge pursuant to the terms of the issuance of such Shares.

                 (d) The proceeds of the redemption of Class B and Class C Shares (including a fractional share thereof) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such Shares.

                 (e) The holders of each class of shares shall have (I) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective class of a particular Series, and (ii) no voting rights with respect to provisions of any Plan applicable to any other class of that Series, or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of such Series.

                 (f)      (i)     Each Class B Share, other than a share
                                  purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares of the same Series on the date that is the first business day following the month in which the eighth anniversary date of the date of issuance of the Class B Share falls (the "Conversion Date"). With respect to
                                  Class B Shares issued in an exchange or series of exchanges for shares of beneficial interest or common stock, as the case may be, of another investment company or class or series thereof registered under the Investment
                                  Company Act of 1940 pursuant to an exchange privilege granted by the Trust, the date of issuance of the Class B Shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of beneficial interest or common stock, as the case may be.

                          (ii) Each Class B Share acquired through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in shareholder's Fund account (other than those described in the aforedescribed applicable sub-account) convert to Class A Shares of the same Series, an equal pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares of the same Series without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B

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                                  shares converting to Class A Shares bears to
                                  the shareholder's total Class B Shares not acquired through dividends and distributions.

                          (iii) The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

                          (iv) The number of shares of Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs (f)(I) and (f) (ii) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Shares (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A Shares of the same Series (for purposes of sales and redemptions therof on the Conversion
                                  Date).

                          (v) On the Conversion Date, the Class B Shares converted into shares of Class A Shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive
                                  (I) the number of Class A Shares of the same
                                  Series into which the Class B Shares have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if such certificates have been issued, have been received by the Trust or its agent duly endorsed for transfer.


IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of February, 2000.



                                     /s/ Philip R. McLoughlin
                                     -------------------------------------------
                                     Philip R. McLoughlin, individually and as
                                     attorney-in-fact for Robert Chesek, E.
                                     Virgil Conway, Harry Dalzell-Payne, Francis
                                     E. Jefferies, Leroy Keith, Jr., Everett L.
                                     Morris, James M. Oates, Calvin J. Pedersen,
                                     Richard E. Segerson, and Lowell P. Weicker,
                                     Jr.

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                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                           PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                               PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

         1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now know as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

         2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now know as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain

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DELEGATION AND POWER OF ATTORNEY
August 25, 1999

             Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now know as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

         3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 25th day of August 1999.

/s/ Robert Chesek                                 /s/ James M. Oates
-----------------                                 ------------------------------
Robert Chesek                                     James M. Oates

/s/ E. Virgil Conway                              /s/ Calvin J. Pedersen
--------------------                              ------------------------------
E. Virgil Conway                                  Calvin J. Pedersen

/s/ Harry Dalzell-Payne
-----------------------                           ------------------------------
Harry Dalzell-Payne                               Herbert Roth, Jr.

/s/ Francis E. Jeffries                           /s/ Richard E. Segersen
-----------------------                           ------------------------------
Francis E. Jeffries                               Richard E. Segerson

/s/ Leroy Keith, Jr.                              /s/ Lowell P. Weicker, Jr.
--------------------                              --------------------------
Leroy Keith, Jr.                                  Lowell P. Weicker, Jr.

/s/ Everett L. Morriss
----------------------
Everett L. Morris